UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2023

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leslie’s, Inc. (the “Company”) announced that on January 6, 2023, Marc Magliacano notified the Company of his intention to resign as a director of the Company at the conclusion of the Company’s 2023 Annual Meeting of Shareholders currently scheduled for March 16, 2023. Marc Magliacano advised the Company that his resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Additionally, on January 7, 2023, Jodeen Kozlak, a current director of the Company, advised the Company that she will not stand for re-election at the Company’s 2023 Annual Meeting of Shareholders. Jodeen Kozlak advised the Company that her decision not to stand for re-election is not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Effective upon the conclusion of the Company’s 2023 Annual Meeting of Shareholders, the size of the Company’s Board of Directors will be reduced from ten to eight directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie's, Inc.

Date:	January 10, 2023	By:	/s/ Steven M. Weddell
Steven M. Weddell Executive Vice President & Chief Financial Officer